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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Director Stock Option Plan of DSP Group, Inc. of our reports dated January 25, 1999 (except for Note 9, as to which the date is February 18, 1999), with respect to the consolidated financial statements and schedule of DSP Group, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP

Palo Alto, California
July 22, 1999